Exhibit 99.1

NEWS FROM

For more information contact:	For media inquiries:
Kate Lowrey	David P. Garino
Director, Investor Relations	(314) 982-0551
ESCO Technologies Inc.
(314) 213-7277
ESCO ANNOUNCES SECOND QUARTER 2012 RESULTS

ST. LOUIS, May 9, 2012 – ESCO Technologies Inc. (NYSE: ESE) today reported its operating results for the second quarter ended March 31, 2012.

Second Quarter 2012 Highlights

•
Entered orders were $185 million, resulting in a book-to-bill of 1.07x, and a firm order backlog of $405 million at March 31, 2012.  Backlog increased $11 million in the second quarter ($62 million year-to-date);

•	Segment book-to-bill ratios were: Utility Solutions Group (USG) 1.31x, Filtration 1.08x, and Test 0.69x (timing of large chamber orders throughout the year);
•
USG orders were $98 million, comprised of: $46 million of additional COOPs, $11 million of PLS IOUs, $6 million of PLS International, $6 million of RF Water, $6 million of Software, and $24 million at Doble;

•	Filtration net sales were $49 million, an increase of $9 million, or 23 percent over Q2 2011 net sales of $40 million;
•	Test net sales were $50 million, an increase of $8 million, or 20 percent over Q2 2011 net sales of $42 million;
•	USG net sales were $74 million, a decrease of $11 million, or 12 percent, compared to Q2 2011 net sales of $85 million;
•
Within USG, Aclara’s net sales decreased $10 million compared to Q2 2011 due to lower volumes at PG&E gas, New York City water, and CFE in Mexico, partially offset by an increase of $8 million, or 35 percent, in COOP sales;

•	Also within USG, Doble Q2 sales were relatively consistent at $25 million in both years;
•	Consolidated net sales were $174 million, an increase of $7 million, or 4 percent, compared to $167 million in Q2 2011 (segment specifics detailed above);
•
SG&A increased $4 million in Q2 2012 compared to Q2 2011 due to the Test business acquisition (EMV-Germany) included in Q2 2012; increased new product development (NPD) costs in Filtration for additional Space product applications and additional content on Airbus platforms; start-up costs incurred for the SoCalGas AMI project, additional NPD costs related to new Smart Grid applications and advanced networking capabilities at Aclara; and additional sales, marketing and engineering costs related to new products and new global market expansion initiatives at Doble;

•
The Q2 2012 effective tax rate was higher than previously expected due to a non-recurring, non-cash charge resulting from the write-down of a purchase accounting deferred tax asset.  This charge increased the effective tax rate, which impacted EPS negatively by $0.03 per share; and

•	Q2 2012 EPS was $0.38 per share ($0.41 per share when adjusted for the non-recurring tax charge), compared to $0.49 in Q2 2011.

Chairman’s Commentary

Vic Richey, Chairman and Chief Executive Officer, commented, “Second quarter sales and EBIT were generally consistent with our previous expectations.  EPS was three cents lower than our earlier internal expections due to the unexpected non-cash tax charge recorded in the quarter.
“The most satisfying aspect at the mid-point of the year continues to be the significant volume of entered orders and the resulting $62 million increase in backlog since the start of the year.  The strength of the COOP business as part of our core AMI product offering continues to exceed expectations.  We’ve increased our COOP bookings 35 percent to over $77 million so far this year, compared to $57 million for the same period last year.  And I’ll remind you that we still have over $50 million in bookings to date related to the SoCalGas project.
“With the PG&E gas, New York City water, and CFE (Mexico) projects winding down throughout 2011, coupled with the incremental SG&A investments we are making to grow the business longer term, we fully expected second quarter EPS to be lower than the prior year.
“Recently, we completed our Doble and Aclara Annual Client Conferences, and from these meetings, I’ll share some insight into our USG business and how our customers view us as highly regarded solution partners.  At the Doble Conference in Boston, over 1,200 customers attended the week-long meetings and were able to see, touch and fully understand the capabilities of what we have developed in the way of new products, services and solutions.  At the Aclara Conference in Nashville, over 700 customers attended the sessions and came away very excited about where we are today, and where we are heading with our proven AMI technology and software offerings.
“Our USG customer interest is exceptionally high and the strength and visibility of our order pipeline are the best they have been in many years.  Our international business prospects remain solid, and our water and gas AMI businesses continue to see increased activity, which bodes well for future growth in these areas.
“Regarding the SoCalGas project, we are on track with all project deliverables.  We were very pleased to see SoCal’s recent announcement indicating it had received the “green light” by the California Public Utility Commission (PUC) to go ahead with the AMI project.  The PUC affirmed its earlier approval of the project following a request for review from the Division of Ratepayer Advocates and The Utility Reform Network.  The PUC’s follow-up endorsement is another positive step in the AMI deployment process.
“In April, we completed our Strategic Planning Conferences across all three business segments, and after reviewing our short-term and longer-term outlook in Filtration, Test and USG, I came away excited about our prospects, and therefore, I’m confident in reaffirming our  growth expectations across the Company.”

Business Outlook

Statements contained in the preceding and following paragraphs are based on current expectations.  Statements that are not strictly historical are considered forward-looking, and actual results may differ materially.

Dividend Payment

The next quarterly cash dividend of $0.08 per share will be paid on July 20 to stockholders of record on July 6.

Fiscal Years 2012 / 2013

Consistent with the Outlook communicated in the November 8, 2011 and reaffirmed in the February 7, 2012 earnings release, Management’s expectations for fiscal years 2012 and 2013 remain unchanged.

Conference Call

The Company will host a conference call today, May 9, at 4 p.m. Central Time, to discuss the Company’s second quarter and year-to-date fiscal 2012 operating results.  A live audio webcast will be available on the Company’s website at www.escotechnologies.com.  Please access the website at least 15 minutes prior to the call to register, download and install any necessary audio software.  A replay of the conference call will be available for seven days on the Company’s website noted above or by phone (dial 1-888-203-1112 and enter the pass code 4630208).

Forward-Looking Statements

Statements in this press release and in the outlook provided in specific earlier releases and reaffirmed herein regarding the amount and timing of the Company’s expected 2012 and beyond revenues, EPS, sales, orders, cash flow, investments, the size and success of the SoCalGas AMI project, the size, number and timing of growth opportunities in the future, success in capturing international and domestic opportunities, development and success of new products and technologies, the long-term success of the Company, and any other statements which are not strictly historical are “forward-looking” statements within the meaning of the safe harbor provisions of the federal securities laws.  Investors are cautioned that such statements are only predictions and speak only as of the date of this release, and the Company undertakes no duty to update.  The Company’s actual results in the future may differ materially from those projected in the forward-looking statements due to risks and uncertainties that exist in the Company’s operations and business environment including, but not limited to: the risk factors described in Item 1A of the Company’s Annual Report on Form 10-K for the fiscal year ended September 30, 2011; changes in requirements of SoCalGas; SoCalGas’ ability to successfully negotiate appropriate terms and conditions with other subcontractors and project participants; the performance of SoCalGas employees, vendors and other participants in connection with project responsibilities; the Company’s successful performance of the SoCalGas agreement; financial constraints impacting SoCalGas; the receipt of necessary regulatory approvals pertaining to the SoCalGas project; the impact that recent flooding in Thailand may have on the availability of components utilized by Aclara; the success of the Company’s competitors; changes in federal or state energy laws; the Company’s successful performance of its AMI contracts; site readiness issues with Test segment customers; weakening of economic conditions in served markets; changes in customer demands or customer insolvencies; competition; intellectual property rights; technical difficulties; unforeseen charges impacting corporate operating expenses; the performance of the Company’s international operations; material changes in the costs and availability of certain raw materials including steel and copper; worldwide availability of electronic components; termination for convenience of customer contracts; timing and magnitude of future contract awards; containment of engineering and development costs; performance issues with key customers, suppliers and subcontractors; labor disputes; changes in laws and regulations, including but not limited to changes in accounting standards and taxation requirements; costs relating to environmental matters; uncertainty of disputes in litigation or arbitration; and the Company’s successful execution of internal operating plans.

Non-GAAP Financial Measures

The financial measures EBIT and EBIT margin are presented in this press release.  The Company defines EBIT as earnings before interest and taxes from continuing operations, and EBIT margin as a percent of net sales.  EBIT and EBIT margin are not recognized in accordance with U.S. generally accepted accounting principles (GAAP).  However, management believes that EBIT and EBIT margin are useful in assessing the operational profitability of the Company’s business segments because they exclude interest and taxes, which are generally accounted for across the entire Company on a consolidated basis.  EBIT is also one of the measures used by management in determining resource allocations within the Company as well as incentive compensation.  The Company believes that the presentation of EBIT and EBIT margin provides important supplemental information to investors by facilitating comparisons with other companies, many of which use similar non-GAAP financial measures to supplement their GAAP results.  The use of non-GAAP financial measures is not intended to replace any measures of performance determined in accordance with GAAP.

ESCO, headquartered in St. Louis, is a proven supplier of special purpose utility solutions for electric, gas, and water utilities, including hardware and software to support advanced metering applications and fully automated intelligent instrumentation.  In addition, the Company provides engineered filtration products to the aviation, space, and process markets worldwide and is the industry leader in RF shielding and EMC test products.  Further information regarding ESCO and its subsidiaries is available on the Company’s website at www.escotechnologies.com.
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ESCO TECHNOLOGIES INC. AND SUBSIDIARIES Condensed Consolidated Statements of Operations (Unaudited) (Dollars in thousands, except per share amounts)

	Three Months Ended March 31, 2012	Three Months Ended March 31, 2011

Net Sales	$173,863	166,748
Cost and Expenses:
Cost of sales	105,967	98,594
Selling, general and administrative expenses	47,944	43,409
Amortization of intangible assets	3,254	3,035
Interest expense	470	538
Other (income) expenses, net	(376)	125
Total costs and expenses	157,259	145,701

Earnings before income taxes	16,604	21,047
Income taxes	6,402	7,820

Net earnings	$10,202	13,227

Earnings per share:
Basic
Net earnings	$0.38	0.50

Diluted
Net earnings	$0.38	0.49

Average common shares O/S:
Basic	26,706	26,583
Diluted	26,985	26,883

ESCO TECHNOLOGIES INC. AND SUBSIDIARIES Condensed Consolidated Statements of Operations (Unaudited) (Dollars in thousands, except per share amounts)

	Six Months Ended March 31, 2012	Six Months Ended March 31, 2011

Net Sales	$326,788	326,684
Cost and Expenses:
Cost of sales	198,688	196,077
Selling, general and administrative expenses	96,634	87,054
Amortization of intangible assets	6,407	5,888
Interest expense	961	1,312
Other (income) expenses, net	(848)	(493)
Total costs and expenses	301,842	289,838

Earnings before income taxes	24,946	36,846
Income taxes	9,537	12,806

Net earnings	$15,409	24,040

Earnings per share:
Basic
Net earnings	$0.58	0.91

Diluted
Net earnings	$0.57	0.90

Average common shares O/S:
Basic	26,689	26,562
Diluted	26,940	26,847

ESCO TECHNOLOGIES INC. AND SUBSIDIARIES Condensed Business Segment Information (Unaudited) (Dollars in thousands)

	Three Months Ended March 31,				Six Months Ended March 31,
	2012		2011		2012		2011

Net Sales
Utility Solutions Group	$74,475		84,992		144,824		177,182
Test	50,483		42,103		89,837		74,106
Filtration	48,905		39,653		92,127		75,396
Totals	$173,863		166,748		326,788		326,684

EBIT
Utility Solutions Group	$9,101		15,814		14,067		31,169
Test	4,775		5,214		6,722		7,123
Filtration	9,468		6,534		17,704		12,009
Corporate	(6,270	) (1)	(5,977	) (2)	(12,586	) (3)	(12,143	) (3)
Consolidated EBIT	17,074		21,585		25,907		38,158
Less: Interest expense	(470)		(538)		(961)		(1,312)
Earnings before income taxes	$16,604		21,047		24,946		36,846

Note:Depreciation and amortization expense was $6.3 million and $5.8 million for the quarters ended March 31, 2012 and 2011, respectively, and $12.3 million and $11.3 million for the six-month periods ended March 31, 2012 and 2011, respectively.

(1) Includes $1.1 million of amortization of acquired intangible assets.

(2) Includes $1.2 million of amortization of acquired intangible assets.

(3) Includes $2.3 million of amortization of acquired intangible assets.

ESCO TECHNOLOGIES INC. AND SUBSIDIARIES Condensed Consolidated Balance Sheets (Unaudited) (Dollars in thousands)

	March 31, 2012	September 30, 2011

Assets
Cash and cash equivalents	$27,071	34,158
Accounts receivable, net	136,425	144,083
Costs and estimated earnings on long-term contracts	9,636	12,974
Inventories	111,532	96,986
Current portion of deferred tax assets	20,562	20,630
Other current assets	22,463	19,523
Total current assets	327,689	328,354

Property, plant and equipment, net	73,269	73,067
Intangible assets, net	231,872	231,848
Goodwill	361,786	361,864
Other assets	17,746	16,704
	$1,012,362	1,011,837

Liabilities and Shareholders’ Equity
Short-term borrowings and current maturities of long-term debt	$126,365	50,000
Accounts payable	51,662	54,037
Current portion of deferred revenue	23,211	24,499
Other current liabilities	69,096	77,301
Total current liabilities	270,334	205,837
Deferred tax liabilities	85,385	85,313
Other liabilities	44,152	44,977
Long-term debt	-	75,000
Shareholders’ equity	612,491	600,710
	$1,012,362	1,011,837

ESCO TECHNOLOGIES INC. AND SUBSIDIARIES CONSOLIDATED STATEMENTS OF CASH FLOWS (Unaudited) (Dollars in thousands)

Six Months Ended March 31, 2012
Cash flows from operating activities:
Net earnings	$15,409
Adjustments to reconcile net earnings to net cash provided by operating activities:
Depreciation and amortization	12,327
Stock compensation expense	2,261
Changes in current assets and liabilities	(16,343)
Effect of deferred taxes	140
Change in deferred revenue and costs, net	(1,580)
Pension contributions	(1,340)
Other	(9)
Net cash provided by operating activities	10,865

Cash flows from investing activities:
Acquisition of business/minority interest	(1,345)
Capital expenditures	(6,152)
Additions to capitalized software	(6,751)
Net cash used by investing activities	(14,248)

Cash flows from financing activities:
Proceeds from long-term debt	39,365
Principal payments on long-term debt	(38,000)
Dividends paid	(4,268)
Other	(258)
Net cash used by financing activities	(3,161)

Effect of exchange rate changes on cash and cash equivalents	(543)

Net decrease in cash and cash equivalents	(7,087)
Cash and cash equivalents, beginning of period	34,158
Cash and cash equivalents, end of period	$27,071

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ESCO TECHNOLOGIES INC. AND SUBSIDIARIES Other Selected Financial Data (Unaudited) (Dollars in thousands)

Backlog And Entered Orders – Q2 FY 2012	Utility Solutions	Test	Filtration	Total
Beginning Backlog – 1/1/12	$164,700	93,117	136,075	393,892
Entered Orders	97,722	34,794	52,752	185,268
Sales	(74,475)	(50,483)	(48,905)	(173,863)
Ending Backlog – 3/31/12	$187,947	77,428	139,922	405,297

Backlog And Entered Orders – YTD Q2 FY 2012	Utility Solutions	Test	Filtration	Total
Beginning Backlog – 10/1/11	$125,352	86,856	130,865	343,073
Entered Orders	207,419	80,409	101,184	389,012
Sales	(144,824)	(89,837)	(92,127)	(326,788)
Ending Backlog – 3/31/12	$187,947	77,428	139,922	405,297

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